                                                                   EXHIBIT 10.16


                SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT

         This Amendment, dated as of February 8, 2002, is made by and between VARI-L COMPANY, INC., a Colorado corporation (the "Borrower"), and WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender").

                                    Recitals

         The Borrower and the Lender are parties to a Credit and Security Agreement dated as of June 28, 2001 (the "Original Credit Agreement"), as amended by the First Amendment to Credit and Security Agreement dated as of September 17, 2001 (as so amended, the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

         The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

         1. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

                  "Availability" means the difference of (i) the Borrowing Base and (ii) the sum of (A) the outstanding principal balance of the Revolving Note and (B) the L/C Amount.

                  "Borrowing Base" means, at any time the lesser of:

                  (a) the Maximum Line; or

                  (b) subject to change from time to time in the Lender's sole discretion, upon three (3) business days notice to the Borrower, the sum of:

                           (i) 80% of Eligible Accounts, plus

                           (ii) the lesser of (A) 0.00% (zero percent) of Eligible Inventory or (B) $0.00 (zero dollars).

                  "Collateral" means all of the Borrower's Accounts, Receivables, chattel paper, deposit accounts, documents, Equipment, General Intangibles, goods, instruments, Inventory, Investment Property, letter-of-credit rights, letters of credit, all sums on deposit in any Collateral Account, and any items in any

         Lockbox; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) in the case of all goods, all accessions; (iii) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any goods; (iv) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; (v) all collateral subject to the lien of any Security Document; (vi) any money, or other assets of the Borrower that now or hereafter come into the possession, custody, or control of the Lender; (vii) all sums on deposit in the Special Account; and (viii) proceeds of any and all of the foregoing.

                  "Commitment" means the Lender's commitment to make Advances to, and to cause the Issuer to issue Letters of Credit for the account of, the Borrower pursuant to Article II.

                  "Issuer" means the issuer of any Letter of Credit.

                  "L/C Amount" means the sum of (i) the aggregate face amount of any issued and outstanding Letters of Credit and (ii) the unpaid amount of the Obligation of Reimbursement.

                  "L/C Application" means an application and agreement for letters of credit in a form acceptable to the Issuer and the Lender.

                  "Letter of Credit" has the meaning specified in Section 2.17.

                  "Loan Documents" means this Agreement, the Notes, the Security Documents and any L/C Application.

                  "Maximum Line" means $4,000,000, unless said amount is reduced pursuant to Section 2.10, in which event it means the amount to which said amount is reduced.

                  "Obligation of Reimbursement" has the meaning specified in
         Section 2.19(a).

                  "Obligations" means each Note, the Obligation of Reimbursement and each and every other debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone or in a transaction involving other creditors of the Borrower, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including all indebtedness of the Borrower arising under any Loan Document or guaranty between the Borrower and the Lender, whether now in effect or hereafter entered into.

                  "Revolving Floating Rate" means (i) from the Funding Date to and including January 31, 2002, an annual rate equal to the sum of the Prime Rate plus one half of one percent (0.50%) and (ii) from February 1, 2002 to the Termination Date, an annual rate equal to the sum of the Prime Rate plus one percent (1.00%); which annual rate shall change when and as the Prime Rate changes.

                  "Special Account" means a specified cash collateral account maintained by Wells Fargo Bank West N.A. in connection with Letters of Credit, as contemplated by Section 2.18.

                  "Term Floating Rate" means (i) from the Funding Date to and including January 31, 2002, an annual rate equal to the sum of the Prime Rate plus one percent (1.00%) and (ii) from February 1, 2002 to the Termination Date, an annual rate equal to the sum of the Prime Rate plus two and one half percent (2.50%); which annual rate shall change when and as the Prime Rate changes.

         2. Section 2.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Section 2.3 Payment of Term Note. The outstanding principal balance of the Term Note shall be due and payable as follows:

                  (a) (i) Beginning on the first day of the month following each Term Advance, and on the first day of each month thereafter, to and including February 2002, in substantially equal monthly installments equal to an amount sufficient to fully amortize the principal balance of the Term Note over an assumed term ending on the seventh anniversary of the date of each Term Advance and (ii) Beginning on the first day of March 2002 and on the first day of each month thereafter, in equal monthly installments of $43,434; and

                  (b) On the Termination Date, the entire unpaid principal balance of the Term Note, and all unpaid interest accrued thereon, shall in any event be due and payable."

         3. Section 2.4 of the Credit Agreement is hereby amended by changing the dollar amount in romanette (i) of the first paragraph from $1,500,000 to $0.00 (zero dollars).

         4. Section 2.7 of the Credit Agreement is hereby amended by amending and restating Section 2.7(b) in its entirety and by adding new Sections 2.7(e) and (f) to read as follows:

                  "(b) Unused Line Fee. For the purposes of this Section 2.7(b), "Unused Amount" means the Maximum Line reduced by outstanding Revolving Advances and the outstanding L/C Amount. The Borrower agrees to pay to the Lender an unused line fee at the rate of one quarter of one percent (0.25%) per annum on the average daily Unused Amount from the date of this Agreement to and including the Termination Date, due and payable monthly in arrears on the first day of the month and on the Termination Date.

                  (e) Letter of Credit Fees. The Borrower agrees to pay to the Lender on the date of the issuance of each Letter of Credit issued hereunder a fully earned and non-refundable Letter of Credit fee equal to two and one half percent (2.50%) of the face amount of each Letter of Credit issued hereunder, plus any processing and administrative fees.

                  (f) Letter of Credit Administrative Fees. The Borrower agrees to pay the Lender, on written demand, the administrative fees charged by the Issuer in connection with the honoring of drafts under any Letter of Credit, amendments thereto, transfers thereof and all other activity with respect to the Letters of Credit at the then-current rates published by the Issuer for such services rendered on behalf of customers of the Issuer generally."

         5. Section 2.9 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Section 2.9 Increased Costs; Capital Adequacy. If the Lender determines at any time that its Return has been reduced as a result of any Rule Change, the Lender may so notify the Borrower and require the Borrower, beginning fifteen (15) days after such notice, to pay it the amount necessary to restore its Return to what it would have been had there been no Rule Change. For purposes of this Section 2.9:

                  (a) "Capital Adequacy Rule" means any law, rule, regulation, guideline, directive, requirement or request regarding capital adequacy, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender, including rules requiring financial institutions to maintain total capital in amounts based upon percentages of outstanding loans, binding loan commitments and letters of credit.

                  (b) "L/C Rule" means any law, rule, regulation, guideline, directive, requirement or request regarding letters of credit, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender, including those that impose taxes, duties or other similar charges, or mandate reserves, special deposits or similar requirements against assets of, deposits with or for the account of, or credit extended by any Related Lender, on letters of credit.

                  (c) "Related Lender" includes (but is not limited to) the Lender, any parent of the Lender, any assignee of any interest of the Lender hereunder and any participant in the Credit Facility.

                  (d) "Return", for any period, means the percentage determined by dividing (i) the sum of interest and ongoing fees earned by the Lender under this Agreement during such period, by (ii) the average capital the Lender is required to maintain during such period as a result of its being a party to this Agreement, as determined by the Lender based upon its total capital requirements and a reasonable attribution formula that takes account of the Capital Adequacy Rules and L/C Rules then in effect, costs of issuing or maintaining any Advance or Letter of Credit and amounts received or receivable under this Agreement or the Note with respect to any Advance or Letter of Credit. Return may be calculated for each calendar quarter and for the shorter period between the end of a calendar quarter and the date of termination in whole of this Agreement.

                  (e) "Rule Change" means any change in any Capital Adequacy Rule or L/C Rule occurring after the date of this Agreement, or any change in the interpretation or administration thereof by any governmental or regulatory authority, but the term does not include any changes that at the Funding Date are scheduled to take place under the existing Capital Adequacy Rules or L/C Rules or any increases in the capital that the Lender is required to maintain to the extent that the increases are required due to a regulatory authority's assessment of that Lender's financial condition.

                  The initial notice sent by the Lender shall be sent as promptly as practicable after the Lender learns that its Return has been reduced, shall include a demand for payment of the amount necessary to restore the Lender's Return for the quarter in which the notice is sent, and shall state in reasonable detail the cause for the reduction in its Return and its calculation of the amount of such reduction. Thereafter, the Lender may send a new notice during each calendar quarter setting forth the calculation of the reduced Return for that quarter and including a demand for payment of the amount necessary to restore its Return for that quarter. The Lender's calculation in any such notice shall be conclusive and binding absent demonstrable error."

         6. Section 2.12 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Section 2.12 Mandatory Prepayment. Without notice or demand, if the outstanding principal balance of the Revolving Advances plus the L/C Amount shall at any time exceed the Borrowing Base, the Borrower shall (i) first, immediately prepay the Revolving Advances to the extent necessary to eliminate such excess; and (ii) if prepayment in full of the Revolving Advances is insufficient to eliminate such excess, pay to the Lender in immediately available funds for deposit in the Special Account an amount equal to the remaining excess. Any payment received by the Lender under this Section 2.12 or under Section
         2.10 may be applied to the Obligations, in such order and in such amounts as the Lender, in its discretion, may from time to time determine; provided that any prepayment under Section 2.10 which the Borrower designates as a partial prepayment of the Term Note or the CapEx Note, as the case may be, shall be applied to principal installments of the Term Note or the CapEx Note, as the case may be, in inverse order of maturity."

         7. The Credit Agreement is hereby amended by adding a new Section 2.17 to read as follows:

         "Section 2.17 Letters of Credit.

                  (a) The Lender agrees, on the terms and subject to the conditions herein set forth, to cause an Issuer to issue, from the Funding Date to the Termination Date, one or more irrevocable standby or documentary letters of credit (each, a "Letter of Credit") for the Borrower's account by guaranteeing payment of the Borrower's obligations or being a co-applicant. The Lender shall have no obligation to cause an Issuer to issue any Letter of Credit if the face amount of the Letter of Credit to be issued would exceed the lesser of:

                           (i) $250,000 less the L/C Amount, or

                           (ii) Availability.

                  Each Letter of Credit, if any, shall be issued pursuant to a separate L/C Application entered into between the Borrower and the Lender for the benefit of the Issuer, completed in a manner satisfactory to the Lender and the Issuer. The terms and conditions set forth in each such L/C Application shall supplement the terms and conditions hereof, but if the terms of any such L/C Application and the terms of this Agreement are inconsistent, the terms hereof shall control.

                  (b) No Letter of Credit shall be issued with an expiry date later than the Termination Date in effect as of the date of issuance.

                  (c) Any request to cause an Issuer to issue a Letter of Credit shall be deemed to be a representation by the Borrower that the conditions set forth in Section 4.2 have been satisfied as of the date of the request."

         8. The Credit Agreement is hereby amended by adding a new Section 2.18 to read as follows:

                  "Section 2.18 Special Account. If the Credit Facility is terminated for any reason while any Letter of Credit is outstanding, the Borrower shall thereupon pay the Lender in immediately available funds for deposit in the Special Account an amount equal to the L/C Amount. The Special Account shall be an interest bearing account maintained for the Lender by Wells Fargo Bank West N.A. Any interest earned on amounts deposited in the Special Account shall be credited to the Special Account. The Lender may apply amounts on deposit in the Special

         Account at any time or from time to time to the Obligations in the Lender's sole discretion. The Borrower may not withdraw any amounts on deposit in the Special Account as long as the Lender maintains a security interest therein. The Lender agrees to transfer any balance in the Special Account to the Borrower when the Lender is required to release its security interest in the Special Account under applicable law."

         9. The Credit Agreement is hereby amended by adding a new Section 2.19 to read as follows:

                  "Section 2.19 Payment of Amounts Drawn Under Letters of Credit; Obligation of Reimbursement. The Borrower acknowledges that the Lender, as co-applicant, will be liable to the Issuer for reimbursement of any and all draws under Letters of Credit and for all other amounts required to be paid under the applicable L/C Application. Accordingly, the Borrower shall pay to the Lender any and all amounts required to be paid under the applicable L/C Application, when and as required to be paid thereby, and the amounts designated below, when and as designated:

                  (a) The Borrower shall pay to the Lender on the day a draft is honored under any Letter of Credit a sum equal to all amounts drawn under such Letter of Credit plus any and all reasonable charges and expenses that the Issuer or the Lender may pay or incur relative to such draw and the applicable L/C Application, plus interest on all such amounts, charges and expenses as set forth below (the Borrower's obligation to pay all such amounts is herein referred to as the "Obligation of Reimbursement").

                  (b) Whenever a draft is submitted under a Letter of Credit, the Borrower authorizes the Lender to make a Revolving Advance in the amount of the Obligation of Reimbursement and to apply the proceeds of such Revolving Advance thereto. Such Revolving Advance shall be repayable in accordance with and be treated in all other respects as a Revolving Advance hereunder.

                  (c) If a draft is submitted under a Letter of Credit when the Borrower is unable, because a Default Period exists or for any other reason, to obtain a Revolving Advance to pay the Obligation of Reimbursement, the Borrower shall pay to the Lender on demand and in immediately available funds, the amount of the Obligation of Reimbursement together with interest, accrued from the date of the draft until payment in full at the Default Rate. Notwithstanding the Borrower's inability to obtain a Revolving Advance for any reason, the Lender is irrevocably authorized, in its sole discretion, to make a Revolving Advance in an amount sufficient to discharge the Obligation of Reimbursement and all accrued but unpaid interest thereon.

                  (d) The Borrower's obligation to pay any Revolving Advance made under this Section 2.19, shall be evidenced by the Revolving Note and shall bear interest as provided in Section 2.6."

         10. The Credit Agreement is hereby amended by adding a new Section 2.20 to read as follows:

                  "Section 2.20 Obligations Absolute. The Borrower's obligations arising under Section 2.19 shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of
         Section 2.19, under all circumstances whatsoever, including (without limitation) the following circumstances:

                  (a) any lack of validity or enforceability of any Letter of Credit or any other agreement or instrument relating to any Letter of Credit (collectively the "Related Documents");

                  (b) any amendment or waiver of or any consent to departure from all or any of the Related Documents;

                  (c) the existence of any claim, setoff, defense or other right which the Borrower may have at any time, against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), or other person or entity, whether in connection with this Agreement, the transactions contemplated herein or in the Related Documents or any unrelated transactions;

                  (d) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                  (e) payment by or on behalf of the Issuer under any Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; or

                  (f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing."

         11. Section 4.1 of the Credit Agreement is hereby amended by amending and restating the introductory paragraph in Section 4.1 and by amending and restating Section 4.1(r) to read as follows:

                  "Section 4.1 Conditions Precedent to the Initial Revolving, Term and CapEx Advances and Letter of Credit. The Lender's obligation to make the initial Revolving, Term and CapEx Advances or to cause any Letters of Credit to be issued hereunder shall be subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the Lender:

                  (r) Payment of the fees and commissions due through the date of the initial Advance or Letter of Credit under Section 2.7 and expenses incurred by the Lender through such date and required to be paid by the Borrower under Section 9.6, including all legal expenses incurred through the date of this Agreement."

         12. Section 4.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Section 4.2 Conditions Precedent to All Advances and Letters of Credit. The Lender's obligation to make each Advance and to cause each Letter of Credit to be issued shall be subject to the further conditions precedent that on such date:

                  (a) the representations and warranties contained in Article V are correct on and as of the date of such Advance or issuance of a Letter of Credit as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

                  (b) no event has occurred and is continuing, or would result from such Advance or issuance of a Letter of Credit which constitutes a Default or an Event of Default."

         13. Section 6.12 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Section 6.12 Minimum Book Net Worth. The Borrower will maintain, during each period described below, its Book Net Worth, determined as at the end of each month, at an amount not less than the amount set forth opposite such period:

            PERIOD                                                      MINIMUM BOOK
                                                                         NET WORTH
The month ending January 31, 2002                                      $ 11,400,000
The month ending February 28, 2002                                     $ 11,400,000
The month ending March 31, 2002                                        $ 11,025,000
The month ending April 30, 2002                                        $ 10,900,000
The month ending May 31, 2002                                          $ 10,650,000
The month ending June 30, 2002 and thereafter                          $ 11,025,000"

         14. Section 6.13 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Section 6.13 Minimum Net Income. The Borrower will achieve during each period described below, Net Income of not less than, or a Net Loss not greater than (excluding any impact of the settlement of the private shareholder class actions settled by payment by the Borrower of shares of the Borrower), the amount set forth opposite such period (number appearing between "()" are negative):

                                    PERIOD                             MINIMUM NET INCOME
                  The nine months ending March 31, 2002                  ($2,900,000)
                  The twelve months ending June 30, 2002                 ($2,900,000)"

         15. Section 6.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Section 6.14 "Intentionally Omitted.""

         16. Section 6.15 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Section 6.15 New Covenants. On or before June 30, 2002, the Borrower and the Lender shall agree on new covenant levels for Section 6.12, Section 6.13 and Section 7.10 for periods after such date. The new covenant levels will be based on the Borrower's projections for such periods and shall be no less stringent than the present levels, but if the Borrower and the Lender do not agree, the Lender may designate the required amounts in its sole discretion and the failure by the Borrower to maintain the designated amounts shall constitute an Event of Default."

         17. Section 7.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Section 7.10 Capital Expenditures. The Borrower will not incur or contract to incur Unfinanced Capital Expenditures of more than
         (i) $1,000,000 during the period from July 1, 2001 through February 28, 2002; and (ii) $2,000,000 during the period from July 1, 2001 through June 30, 2002."

         18. Section 8.2 of the Credit Agreement is hereby amended by adding a new Section 8.2(g) to read as follows:

                  "(g) the Lender may make demand upon the Borrower and, forthwith upon such demand, the Borrower will pay to the Lender in immediately available funds for deposit in the Special Account pursuant to Section 2.18 an amount equal to the aggregate maximum amount available to be drawn under all Letters of Credit then outstanding, assuming compliance with all conditions for drawing thereunder."

         19. Section 9.6 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Section 9.6 Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses, including (without limitation) attorneys' fees, incurred by the Lender in connection with the Obligations, this Agreement, the Loan Documents, any Letter of Credit and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including without limitation all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Obligations and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest."

         20. Exhibit D of the Credit Agreement is hereby amended and restated in its entirety and replaced with Exhibit D attached hereto.

         21. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

         22. Amendment Fee. The Borrower shall pay the Lender as of the date hereof a fully earned, non-refundable fee in the amount of $50,000 in consideration of the Lender's execution and delivery of this Amendment, and in full satisfaction of any fees which may have otherwise been due and owing to the date hereof.

         23. Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with (i) payment of the fee described in Paragraph 22 and (ii) such other matters as the Lender may require, each in substance and form acceptable to the Lender in its sole discretion.

         24. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

                  (a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

                  (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

                  (c) All of the representations and warranties contained in
         Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

         25. References. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

         26. No Waiver. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

         27. Release. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

         28. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under paragraph 22 hereof.

         29. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.


WELLS FARGO BUSINESS CREDIT, INC.           VARI-L COMPANY, INC.


By /s/ TIMOTHY P. ULRICH                    By /s/ RICHARD P. DUTKIEWICZ
  ---------------------------------           ---------------------------------
  Timothy P. Ulrich                           Richard P. Dutkiewicz
  Its:  Vice President                        Its: Vice President of Finance
                                                   and Chief Financial Officer

                   EXHIBIT D TO CREDIT AND SECURITY AGREEMENT


                             COMPLIANCE CERTIFICATE



To:               Timothy P. Ulrich
                  Wells Fargo Business Credit, Inc.

Date:             __________________, 200__
Subject:          Vari-L Company, Inc.
                  Financial Statements


         In accordance with our Credit and Security Agreement dated as of June 28, 2001, as amended by (i) the First Amendment to Credit and Security Agreement dated as of September 17, 2001 and (ii) the Second Amendment to Credit and Security Agreement dated as of February 8, 2002 (as so amended, the "Credit Agreement"), attached are the financial statements of Vari-L Company, Inc. (the "Borrower") as of and for ________________, 20__ (the "Reporting Date") and the year-to-date period then ended (the "Current Financials"). All terms used in this certificate have the meanings given in the Credit Agreement.

         I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrower's financial condition and the results of its operations as of the date thereof.

         Events of Default. (Check one):

         [ ] The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement.

         [ ] The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect to thereto.

         I hereby certify to the Lender as follows:

         [ ] The Reporting Date does not mark the end of one of the Borrower's fiscal quarters, hence I am completing only paragraph __ below.

         [ ] The Reporting Date marks the end of one of the Borrower's fiscal quarters, hence I am completing all paragraphs below except paragraph __.

         [ ] The Reporting Date marks the end of the Borrower's fiscal year, hence I am completing all paragraphs below.

1. Minimum Book Net Worth. Pursuant to Section 6.12 of the Credit Agreement, as of the Reporting Date, the Borrower's Book Net Worth was $____________ which [ ] satisfies [ ] does not satisfy the requirement that such amount be not less than as set forth in table below:

                                                                       MINIMUM BOOK
           PERIOD                                                        NET WORTH
The month ending January 31, 2002                                      $ 11,400,000
The month ending February 28, 2002                                     $ 11,400,000
The month ending March 31, 2002                                        $ 11,025,000
The month ending April 30, 2002                                        $ 10,900,000
The month ending May 31, 2002                                          $ 10,650,000
The month ending June 30, 2002 and thereafter                          $ 11,025,000

2. Minimum Net Income. Pursuant to Section 6.13 of the Credit Agreement, the Borrower's Net Income (excluding any impact of the settlement of the private shareholder class actions settled by payment by the Borrower of shares of the Borrower) for the ________ period ending on the Reporting Date, was $____________, which [ ] satisfies [ ] does not satisfy the requirement that such amount be not less than, or such loss shall not be greater than, $_____________ during such period as set forth in table below:

                              PERIOD                             MINIMUM NET INCOME
            The nine months ending March 31, 2002                  ($2,900,000)
            The twelve months ending June 30, 2002                 ($2,900,000)

3. Capital Expenditures. Pursuant to Section 7.10 of the Credit Agreement, for the year-to-date period ending on the Reporting Date, the Borrower has expended or contracted to expend during the _____ month period ending _________________, for Capital Expenditures, $__________________
         in the aggregate, which [ ] satisfies [ ] does not satisfy the requirement that such expenditures not exceed $____________ in the aggregate during such period.

4. Salaries. As of the Reporting Date, the Borrower [ ] is [ ] is not in compliance with Section 7.17 of the Credit Agreement concerning salaries.

         Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

                                         VARI-L COMPANY, INC.


                                         By:
                                            -----------------------------------
                                         Its:    Chief Financial Officer